                                                                Exhibit 99.2


                  Vision
                            Leadership
                                          RESULTS

                                       Acquisition of Thomas Industries Inc.


                             OVERVIEW OF THOMAS


o Global leader in production of compressors and pumps for OEM applications with 2004 sales of $410 million

o     Acquired Werner Rietschle GmbH in 2002
      - At the time, Thomas had sales of $181 million and Rietschle had sales of $151 million

o Compressors (piston, claw, rotary vane), pumps and blowers (side channel and rotary lobe) are primary product technologies


                           OVERVIEW OF ACQUISITION


o     Projected to close in 2005

o     $40.00 per share purchase price ($734.0 million)

      - $267.1 million in cash and $9.5 million in assumed capital leases as of 12/31/04

o Net transaction value is approximately 9.3x Adjusted EBITDA of $51.3 million, 12 months ended 12/31/04


                              AIR & GAS TECHNOLOGIES


           [Pic]           [Pic]               [Pic]             [Pic]

           Claw          Diaphragm             Linear            Piston
                                                             (Articulating)


           [Pic]           [Pic]               [Pic]             [Pic]

       Piston (WOB-L)  Radial Blower        Rotary Lobe       Rotary Vane
                                                                 (dry)


                     [Pic]           [Pic]           [Pic]
                  Rotary Vane        Screw        Side Channel
               (oil lubricated)                      Blower


                               LIQUID TECHNOLOGIES

                   [Pic]             [Pic]             [Pic]

                Centrifugal        Diaphragm          Gerotor


                   [Pic]             [Pic]             [Pic]

                   Gear             Linear          Peristaltic


                              [Pic]           [Pic]

                              Roller       Rotary Vane


                            SALES BY APPLICATION


                                [Pie Chart]

                                         End
                     OEM     Service     User     Systems
                     76%       11%        9%         4%

Thomas Industries estimate for 2003



                             SALES BY GEOGRAPHY


                                [Pie Chart]

                North America     Europe      Asia Pacific
                     38%            52%           10%

Thomas Industries estimate for 2004



                                          SALES BY INDUSTRY


                                             [Pie Chart]

Medical  Industrial  Printing  Environmental  Service  Distribution  Packaging  Other  Automotive  Lab
  21%       17%        12%          9%           9%         6%           5%      13%       4%       4%

Thomas Industries estimate for 2003


                          MANUFACTURING LOCATIONS


 Location                       Sqft  Product Focus
 --------                       ----  -------------

 Sheboygan, WI               369,000  WOB-L piston, linear, diaphragm,
                                      diecasting

 Monroe, LA                   80,000  Rotary vane, linear, articulated piston

 Skokie, IL                   50,000  Laboratory products

 Syracuse, NY                 50,000  Bronze gear

 Schopfheim, Germany         156,000  Rotary vane, screw, claw, lobe

 Puchheim, Germany            75,000  Diaphragm, piston, peristaltic, leak-
                                      detection

 Fahrnau, Germany            124,000  Sandcasting, side channel blowers,
                                      radial blowers, systems

 Memmingen, Germany           69,000  Rotary vane, linear, automotive
                                      products

 Wuxi, China                  44,000  WOB-L piston, diaphragm




                             FINANCIAL RESULTS
                                ($ Millions)



                         2002                    2003                  2004
                         ----                    ----                  ----
Revenue                 $240.6                  $376.8                $410.1

Oper Inc + DA*            36.2                    43.2                  51.3
% of Rev                  15.0%                   11.5%                 12.5%

Oper Inc*                 25.7                    28.0                  35.0
% of Rev                  10.7%                    7.4%                  8.5%


*Excludes GTG Equity Income and gain on sale of investment and $5.3 million of non-recurring expenses in 2004


                                            GARDNER DENVER PROFORMA
                                              REVENUE BY INDUSTRY

                                                  [Pie Chart]

Energy   Food Proc   Other   Auto Svc   Paper   Chemical   Medical   Water Treat   Transportation   Indus Mfg
 13%         3%       13%       3%        9%       6%        7%          4%               14%          28%

Note: 2004 pro forma including acquisition of Thomas Industries and 12 months of Nash Elmo



                           GARDNER DENVER PROFORMA
                            REVENUE BY GEOGRAPHY


                                 [Pie Chart]

        United
        States    Europe      Other     Latin America     Canada      Asia
          39%       41%         2%            3%            3%         12%

Note: 2004 pro forma including acquisition of Thomas Industries and 12 months of Nash Elmo


                  STRATEGIC SYNERGIES

o     Access to higher growth industries and end markets

o     Strong OEM capabilities

o     Product and manufacturing synergies

o     New manufacturing facility in China

o     Distribution channel synergies

o     Administrative expense savings


                            ACQUISITION FINANCING


o     Full debt commitment from Bear Stearns and JP Morgan Chase Bank

o     Ultimate financing through
      -   Expanded bank facility
      -   Possible debt issuance
      -   Public offering of approximately $200 million of common stock

o     The acquisition is not conditioned on financing



                  Vision
                            Leadership
                                          RESULTS